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                                                                    EXHIBIT 23.5


                       [Whisnant & Company Letterhead]



                        INDEPENDENT AUDITORS' CONSENT


Interknit, Inc.
Fort Payne, AL

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 1996, relating to the financial statements of Interknit, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/  Whisnant & Company

Hickory, North Carolina
October 22, 1996